Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of October 1, 2003, by and among MTC TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and VISHAL SOIN, an individual, AMOL SOIN, an individual and INDU SOIN, an individual (each, a “Shareholder”, and together, with their permitted successors and assigns, the “Shareholders”).

The parties to this Agreement hereby agree as follows:

1.	Registration. Each time the Company determines to proceed with the preparation and filing of a registration statement under the Securities Act of 1933, as amended (the “1933 Act”) in connection with the proposed offer and sale for money of any of its Common Shares (as defined in Section 11(h) below), whether by the Company or any of its security holders (other than on Forms S-4 or S-8, or any successor or similar form), the Company shall give written notice of its determination to the Shareholders. Upon the written request of a Shareholder given to the Company within 20 days after the giving of notice by the Company, the Company shall, subject to the provisions of Section 3 hereof, cause all Registrable Securities (as defined in Section 11(h) below) that the Shareholder has requested to be registered to be included in the registration statement.

2.	Limitations. Notwithstanding the provisions of Section 1 hereof, after the registration statement has been declared effective, the Company will have the right to suspend the use of the registration statement for such period (not to exceed 90 days) as may be necessary to permit the Company to prepare and file with the Securities and Exchange Commission (the “SEC”) any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided that the Company will only be entitled to utilize this clause twice in any 12 month period to remedy material misstatements or omissions for which the Company would be required to indemnify Shareholders under Section 6(a).

3.	Withdrawal. If, at any time after giving written notice of its intention to register any securities pursuant to Section 1 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to each Shareholder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

4.	Registration Procedures. If and whenever the Company is required by the provisions of Section 1 to effect the registration of Registrable Securities under the 1933 Act, the Company shall:

(a)	prepare and file with the SEC such amendments to the registration statement and supplements to the prospectus contained therein and take any other actions as may be necessary to keep the registration statement effective until the earlier of (i) the date on which all Registrable Securities covered by the registration statement have been sold and (ii) 180 days after the effective date of the registration statement, provided that any such 180-day period will be extended for a period equal to the period that the Shareholder refrains, at the request of the Company or any underwriter of Registrable Securities, from selling any Registrable Securities included in the registration;

(b)	use its best efforts to register or qualify the Registrable Securities for sale under such other securities or blue sky laws of such jurisdictions as the Shareholders may reasonably request (including factors such as the cost to the Company) and do any and all other acts and things that may be reasonably necessary or desirable to enable the Shareholders to consummate the disposition of the Registrable Securities in such jurisdictions;

(c)	furnish to the Shareholders and to the underwriters of the securities being registered a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as the Shareholders or underwriters may reasonably request in order to facilitate the public offering of the securities being registered;

(d)	notify the participating Shareholders, promptly after the Company receives notice thereof, of the time when the registration statement or any amendment thereto has become effective or a supplement to any prospectus forming a part of the registration statement has been filed;

(e)	notify the Shareholders promptly of any request by the SEC for the amending or supplementing of the registration statement or prospectus or for additional information;

(f)	prepare and promptly file with the SEC, and promptly notify the Shareholders of the filing of, any amendment or supplement to the registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(g)	advise the Shareholders, promptly after the Company receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order is issued;

(h)	during such times as Common Shares are listed on an exchange or quoted on a quotation service, cause all Registrable Securities registered pursuant hereto to be listed or quoted on the same exchange or quotation service; and

(i)	provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the registration of those securities.

5.	Expenses. The Company shall bear the reasonable fees, costs and expenses of the inclusion of Registrable Securities in any registration statement pursuant to Section 1 hereof, including but not limited to the following fees, costs and expenses: all registration, filing, and stock exchange fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of other persons retained by the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. The Shareholders participating in the registration are responsible for, and shall pay or otherwise bear, their pro rata share of underwriting discounts and commissions with respect to the Registrable Securities being sold by them.

6.	Indemnification.

(a)	By the Company. The Company shall indemnify and hold harmless each Shareholder of Registrable Securities that are included in a registration statement pursuant to this Agreement and each person, if any, who controls such a Shareholder within the meaning of the 1933 Act, from and against any and all loss, damage, liability or claims, to which such a Shareholder or controlling person becomes subject under the 1933 Act or otherwise, and, subject to the provisions of Section 6(c) hereof, shall reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions (as provided in Section 6(c) hereof), insofar as such losses, damages, liabilities, claims, costs or expenses are (i) caused by any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any prospectus contained therein or any amendment or supplement thereto or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, claim, cost or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or an omission or alleged omission (other than a statement or omission about the Company) made in conformity with information furnished by the Shareholders in writing specifically for use in the preparation of a registration statement, (ii) the failure of the Shareholder to deliver a copy of the registration statement, prospectus or any amendments or supplements thereto or (iii) an untrue statement or alleged untrue statement or an omission or alleged omission in the registration statement, prospectus or any amendment or supplement thereto, if the untrue statement or alleged untrue statement, omission or alleged omission is corrected so as to comply with all applicable securities laws in an amendment or supplement to the applicable document and the person seeking indemnification, having previously been furnished with copies of the applicable document as so amended or supplemented, thereafter fails to deliver the amended or supplemented document as required by the 1933 Act.

(b)	By Shareholders of Registrable Securities. Each Shareholder of Registrable Securities that are included in a registration pursuant to this Agreement shall indemnify and hold harmless the Company, each other Shareholder, any underwriter and each person, if any, who controls the Company, another Shareholder or an underwriter, from and against any and all loss, damage, liability or claim to which the Company, another Shareholder, an underwriter or any controlling person becomes subject under the 1933 Act or otherwise and, subject to the provisions of Section 6(c) hereof, shall reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions (as provided in Section 6(c) hereof), insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by the Shareholder or any underwriter for such Shareholder specifically for use in the preparation of the registration statement.

(c)	Notice. Within 10 business days after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provision, the indemnified party shall, if a claim of indemnity is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party except to the extent that the failure to give notice is prejudicial to the indemnifying party’s ability to defend against the action. In case an action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties will have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties; provided that the indemnifying party’s obligation under Sections 6(a) and 6(b) to reimburse any such indemnified party or parties for legal costs and expenses is limited to the legal costs and expenses of one such separate counsel. After notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party pursuant to the provisions of paragraph (a) or (b) for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party has employed counsel in accordance with the first proviso of the preceding sentence, (ii) the indemnifying party has not employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

(d)	Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by such paragraphs, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that, in any such case, (i) no Shareholder of Registrable Securities will be required to contribute any amount in excess of the aggregate sales price, net of underwriting discounts and commissions, of all such Registrable Securities sold by that Shareholder pursuant to the registration statement (less any indemnification paid by that party in connection with the same matter), and (ii) no Shareholder of Registrable Securities guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Shareholder of Registrable Securities who was not guilty of such fraudulent misrepresentation.

Within 10 business days after receipt by a Shareholder of Registrable Securities of notice of the commencement of any action, suit or proceeding in connection with a public offering of Registrable Securities, the Shareholder will, if a claim for contribution in respect thereof is able to be made against another party, notify the contributing party of the commencement thereof. The omission so to notify the contributing party will not relieve it from any liability that it may have except to the extent that failure to provide notice is prejudicial to the contributing party. In case any such action, suit or proceeding is brought against any party, and the party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

7.	Shareholders to Provide Information. Shareholders shall provide all such information and materials and shall take all such actions as may reasonably be required to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of the registration statement. Specifically, the Company may require the Shareholders to furnish the Company with such information regarding the Shareholders and the distribution of its securities as the Company may from time to time reasonably request in writing and as is required by law or the SEC.

8.	Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)	Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act (“Rule 144”); and

(b)	Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”).

9.	Underwritten Registrations. No Shareholder may participate in any underwritten registration hereunder unless it (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of any applicable underwriting arrangements.

10.	Termination. Section 1 of this Agreement will terminate (i) with respect to any Registrable Securities when they have been distributed to the public pursuant to an offering registered under the 1933 Act or sold to the public pursuant to the provisions of Rule 144 and (ii) with respect to any Shareholder, at such time as all Registrable Securities held by that Shareholder may be sold under Rule 144 during any 90-day period.

11.	Miscellaneous.

(a)	Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing that makes reference to this Agreement executed by the Company and Shareholders representing at least 55% of the Registrable Securities then held by all the Shareholders. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this

Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

(b)	Entire Agreement. With respect to the subject matter hereof, this Agreement sets forth the entire understanding of the parties hereto and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties among the parties, whether oral or written.

(c)	Governing Law. This Agreement is in all respects to be governed by and construed in accordance with the internal substantive laws of the State of Ohio without giving effect to the principles of conflicts of law thereof.

(d)	Notices. Any notice, request or other communication required or permitted hereunder must be in writing and be deemed to have been duly given (i) when personally delivered or sent by facsimile transmission (upon confirmation of receipt) or (ii) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after being sent by reputable overnight courier, to the parties at their respective addresses set forth below.

If to the Company:	MTC Technologies, Inc.

4032 Linden Avenue

Dayton, Ohio 45432

Attention: David S. Gutridge

Facsimile: (937) 252-8240

with a copy to:	Jones Day

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Attention: Denise A. Carkhuff, Esq.

Facsimile: (216) 579-0212

and to:	Rajesh K. Soin

c/o Soin International LLC

33 West First Street

Dayton, Ohio 45402

Facsimile: (937) 222-4329

If to the Shareholders:	Vishal Soin

33 West First Street #200

Dayton, Ohio 45402

Facsimile: (937) 222-4329

with copies to:	Amol Soin

33 West First Street #200

Dayton, Ohio 45402

Facsimile: (937) 222-4329

Indu Soin

33 West First Street #200

Dayton, Ohio 45402

Facsimile: (937) 222-4329

Any party by written notice to the others may change the address or the persons to whom notices or copies thereof will be directed.

(e)	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

(f)	Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Shareholders. No Shareholder may assign any or all of its rights or delegate any or all of its duties under this Agreement to any person without the prior written consent of the Company.

(g)	Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

(h)	Definition of Registrable Securities. For the purposes of this Agreement, the term “Registrable Securities” means the shares of Common Stock of the Company, par value $0.001 per share (the “Common Shares”), held by a Shareholder or to which a Shareholder could be entitled to pursuant to Sections 2.2(c) and 2.2(d) of the Stock Purchase Agreement, dated as of October 1, 2003, by and among MTC Technologies, Inc. Modern Technologies Corp. and the Shareholders (as defined therein).

(i)	Action of the Shareholders. Wherever this Agreement requires or otherwise provides for the approval, consent or action of the Shareholders, unless a greater or lesser percentage is specified, the written consent of the Shareholders representing at least 55% of all the Registrable Securities then held by the Shareholders shall constitute the approval, consent or action of the Shareholders.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Agreement as the date first above written.

MTC TECHNOLOGIES, INC.

By:	/s/ David S. Gutridge

Name: David S. Gutridge Title: Executive Vice President and Chief Financial Officer

/s/ Vishal Soin
Vishal Soin

/s/ Amol Soin
Amol Soin

/s/ Indu Soin
Indu Soin